UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

ROYALE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55912	81-4596368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1530 Hilton Head Road, Suite 205
El Cajon, California 92021

(Address of Principal Executive Offices) (Zip Code)

(619) 383-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 10, 2026, Royale Energy, Inc. (OTC: ROYL) (the “Company”) appointed Micheal McCaskey to its Board of Directors (the “Board), effective immediately. Mr. McCaskey, age 71, brings extensive experience in petroleum geology, asset acquisition, corporate governance, and industry leadership. Prior to Royale’s merger with Matrix Oil Corp. in 2018, he had served on Matrix’s board of directors since 1999 and formally served as President of Matrix Oil Management Corporation from first quarter 2006 to April 2018 and Vice President and Secretary of Matrix Oil Corp. from 2002 to April 2018. Mr. McCaskey currently serves on the board of directors of RMX Resources, LLC, a California-based energy company, and since February 2002, as President of PEM Management Corporation, a family office consulting a firm. For over thirty-five years, Mr. McCaskey has worked in both exploration and field development as a petroleum geologist for ARCO Exploration, Union Oil of California, Venoco and Matrix Oil.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is included with this Current Report on Form 8-K:

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: April 10, 2026	By:	/s/ Johnny Jordan
Johnny Jordan
Chief Executive Officer

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